SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2019

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.	Regulation FD Disclosure.

Pursuant to a press release, dated March 3, 2019, Highwoods Properties, Inc. (the “Company”) provided information on Laser Spine Institute, which leases a 176,000 square-foot, six-story building with structured parking in Tampa’s Westshore submarket. A copy of the press release is furnished as Exhibit 99 hereto and incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On March 3, 2019, the Company provided information on Laser Spine Institute, which leases a 176,000 square-foot, six-story building with structured parking in Tampa’s Westshore submarket. After the market closed on March 1, 2019, Laser Spine Institute announced it would immediately discontinue its operations, which affects all of its locations nationwide.

As a result of Laser Spine Institute’s sudden closure, the Company expects to write-off accounts and notes receivable, lease incentives and straight-line rents receivable associated with the building, which aggregated $11.8 million at December 31, 2018 (including non-cash items of approximately $6.8 million). These charges will affect the Company’s funds from operations for the first quarter of 2019. During the first quarter of 2019, the Company also expects to write-off deferred leasing costs associated with the building, which aggregated $11.8 million at December 31, 2018. The write-off of deferred leasing costs will affect net income, but not funds from operations.

The following table sets forth financial information about the Laser Spine Institute building as of and for the year ended December 31, 2018 (in thousands, except percentages):

GAAP Rental Revenue	$6,344
Cash Rental Revenue	$6,106
Percentage of the Company’s Total Annualized Cash Rental Revenue (1)	0.95%
GAAP Net Operating Income	$4,974
Interest and Other Income	$304
Accounts and Notes Receivable, Lease Incentives and Straight-Line Rents Receivable	$11,771
Deferred Leasing Costs	$11,764

(1)	Annualized Cash Rental Revenue is cash rental revenue (base rent plus cost recovery income, excluding straight-line rent) for the month of December 2018 multiplied by 12.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.	Description

99	Press release, dated March 3, 2019

Forward-Looking Statements

Certain matters discussed in this report are forward-looking statements within the meaning of the federal securities laws, including statements about the expected write-off of all receivables and deferred leasing costs associated with the Laser Spine Institute building. These statements are distinguished by use of the words “will”, “expect”, “intend” and words of similar meaning. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Factors that could cause actual results to differ materially from the Company’s current expectations include, among others, the following: development activity by the Company’s competitors in its existing markets could result in excessive supply of properties relative to customer demand; development, acquisition, reinvestment, disposition or joint venture projects may not be completed as quickly or on as favorable terms as anticipated; the Company may not be able to lease or re-lease second generation space quickly or on as favorable terms as old leases; the Company’s markets may suffer declines in economic growth; the Company may not be able to lease its newly constructed buildings as quickly or on as favorable terms as originally anticipated; unanticipated increases in interest rates could increase the Company’s debt service costs; unanticipated increases in operating expenses could negatively impact the Company’s net operating income; the Company may not be able to meet its liquidity requirements or obtain capital on favorable terms to fund its working capital needs and growth initiatives or to repay or refinance outstanding debt upon maturity; the Company could lose key executive officers; and others detailed in the Company’s 2018 Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: March 4, 2019